SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 7, 2008

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 7, 2008, Triumph Group, Inc. (the “Company”), certain of the Company’s wholly owned operating subsidiaries (the “Operating Subsidiaries”) and Triumph Receivables, LLC, a wholly owned bankruptcy remote special purpose subsidiary of the Company (the “Receivables Subsidiary”), entered into a trade receivables securitization facility (the “Securitization Program”).

Pursuant to the Securitization Program, the Company and the Receivables Subsidiary entered into a receivables purchase agreement, dated as of August 7, 2008, by and among the Company, as initial servicer, the Receivables Subsidiary, as seller, the various purchasers and purchaser agents (the “Purchasers”) from time to time party thereto and PNC National Association, as administrative agent (the “Receivables Purchase Agreement”), and other related documents, pursuant to which the Operating Subsidiaries will sell certain trade receivables and related rights (“Receivables”), on a revolving basis, to the Receivables Subsidiary.  The Receivables Subsidiary may from time to time sell an undivided variable percentage ownership interest in the Receivables to the Purchasers.  Advances under the Receivables Purchase Agreement will be funded through the issuance of commercial paper by the Purchasers and will accrue interest based on the applicable commercial paper interest rate or discount rate, plus an applicable margin.  The maximum amount of Receivables financed pursuant to the Securitization Program will not at any time exceed $125 million.  The Receivables Purchase Agreement will terminate in five years, unless terminated earlier pursuant to its terms.  A copy of the form of the Receivables Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company is party to that certain Amended and Restated Credit Agreement, dated as of July 27, 2005 (the “Credit Agreement”), by and among the Company, certain of its subsidiaries, as guarantors (the “Guarantors”), the lenders party thereto (the “Lenders”) and PNC Bank, National Association, as the administrative agent for the Lenders (the “Agent”).  On July 10, 2008 but effective August 7, 2008, the Company, the Guarantors, certain Lenders and the Agent entered into the Fifth Amendment to the Credit Agreement (the “Fifth Amendment”).  Pursuant to the Fifth Amendment, the Credit Agreement was modified to permit the Company, the Operating Subsidiaries and the Receivables Subsidiary to enter into the transactions contemplated by the Securitization Program (including, without limitation, modifying provisions relating to limitations on indebtedness and granting of liens).  A copy of the form of the Fifth Amendment is filed as Exhibit 10.2 of this Current Report on Form 8-K and incorporated by reference herein.

In addition to its functions under the Securitization Program and the Credit Agreement, PNC Bank, National Association performs certain general banking services for the Company.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1

Form of the Receivables Purchase Agreement, by and among the Triumph Group, Inc., as initial Servicer, Triumph Receivables, LLC, as Seller, the various Purchasers and Purchaser Agents from time to time party thereto and PNC National Association, as Administrative Agent.

10.2	Form of the Fifth Amendment to the Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008

 TRIUMPH GROUP, INC.

By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of the Receivables Purchase Agreement, by and among the Triumph Group, Inc., as initial Servicer, Triumph Receivables, LLC, as Seller, the various Purchasers and Purchaser Agents from time to time party thereto and PNC National Association, as Administrative Agent.

10.2	Form of the Fifth Amendment to the Amended and Restated Credit Agreement.